EXHIBIT 10.4

NOTE

$55,000,000

New York, New York

December 30, 2005

FOR VALUE RECEIVED, the undersigned, PRIME DEARBORN EQUITIES LLC, a Delaware limited liability company (the "Borrower"), hereby unconditionally promises to pay to the order of IPC Investments Holdings Canada Inc. (the "Lender"), located at 175 Bloor Street East, Suite 705, South Tower, Toronto, Ontario M4W 3R8, to such account as the Lender may direct in written notice to the Borrower, in lawful money of the United States of America in immediately available funds, the principal amount of fifty-five million dollars ($55,000,000.00), in such amounts and at such times as are set forth in the loan agreement of even date herewith (the "Agreement") between the Borrower and the Lender, with a final payment of the unpaid principal amount hereof, together with unpaid interest accrued hereon and all other amounts due hereunder, on the Maturity Date. The undersigned further agrees to pay interest in like money to such account on the unpaid principal amount hereof from time to time from the date hereof on the dates and at the applicable rate per annum as provided in section 2.3 of the Loan Agreement until paid in full (both before and after judgment).

This Note is a "Note" referred to in the Loan Agreement and is entitled to the benefits thereof and subject to the terms thereof. Capitalized terms used herein but not defined in this Note have the meanings ascribed to them in the Loan Agreement. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Lender" and "Borrower" shall include their respective successors and assigns.

The terms and conditions of the Loan Agreement are expressly incorporated herein and made a part hereof. In the event of any inconsistency between the terms and conditions of this Note and the terms and conditions of the Agreement, the terms and conditions of the Agreement shall prevail.

This Note is registered as to both principal and stated interest with the Borrower, and, notwithstanding any other provision hereof, transfer of the right to the principal of and stated interest thereon may be effected only by the surrender of this Note and either the reissuance by the Borrower of this Note to the new holder or issuance by the Borrower of a new note to the new holder. The Borrower acknowledges that it has received from the Lender a completed Form W-8BEN, and that the Lender is not a 10% shareholder, as defined in Section 871(h)(3) of the Code, of the Borrower. The Borrower intends to treat all interest payable hereunder to the Lender as portfolio interest under Sections 871(h) and 881(c) of the Code, which is not subject to withholding under Section 1442 of the Code so long as: (i) the Form W-8BEN provided by the Lender is current under the applicable income tax regulations; and (ii) the Lender has not become, directly or indirectly, a 10% owner, as defined in Section 871(h)(3) of the Code, of the Borrower; and (iii) the Lender is not a bank as defined in Section 888(c)(3) of the Code.

Upon the occurrence and continuation of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Borrower or the Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Except for any notices required under the Agreement, the Borrower and all others who may become liable for the payment of all or any part of the indebtedness hereunder do hereby severally waive presentment and demand for payment, notice of dishonour, protest, notice of protest, notice of non-payment, notice of intent to accelerate the maturity hereof and of acceleration. No extension of time for payment of this Note hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between the Lender and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of the Borrower, and any other person or party who may become liable under the Loan Documents for the payment of all or any part of the indebtedness hereunder.

Each of the undersigned represents that it has full power, authority and legal right to executed, deliver and perform its obligations pursuant to this Note, the Agreement and the other Loan Documents and that this Note, the Agreement and the other Loan Documents constitute its valid and binding obligations.

All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Agreement directed to the parties at their respective addresses as provided therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

The terms and provisions of section 7.8of the Loan Agreement are incorporated herein by reference as if fully set forth in this Note.

IN WITNESS WHEREOF the undersigned has caused this Note to be executed and delivered as of the day first above written.

PRIME DEARBORN EQUITIES LLC
by	/s/ David Lichtenstein
David Lichtenstein
President